                                     EXHIBIT 4.1


                             CERTIFICATE OF INCORPORATION

                                          OF

                              AMERICAN CINEMASOUNDS INC.

    FIRST:    The name of the Corporation is:

              American CinemaSounds Inc.

    SECOND:   The address of the Corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

    THIRD:    The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the laws of the General Corporation Law of the State of Delaware.

    FOURTH:   The total number of shares of capital stock which the Corporation shall have authority to issue is Three Thousand (3,000) shares of Common Stock, par value $.01 per share.

    FIFTH:    The name and address of the sole incorporator
is as follows:

    NAME                               ADDRESS
    ----                               -------

    Ralph D. Mosley, Jr.               405 Lexington Avenue
                                       New York, New York 10174

    SIXTH:    Unless required by law or determined by the chairman of the meeting to be available, the vote by stockholders on any matter, including the election of directors, need not be by written ballot.

    SEVENTH: The Corporation reserves the right to increase or decrease its authorized capital, stock, or any class or series thereof, and to reclassify the same, and to amend, alter, change or repeal any provision contained in the Certificate of Incorporation under which the Corporation is organized or in any amendment thereto, in the manner now or hereafter prescribed by law, and all rights conferred upon stockholders in said Certificate of Incorporation or any amendment thereto are granted subject to the aforementioned reservation.

    EIGHTH:   The Board of Directors shall have the power at any time, and from time to time, to adopt, amend and repeal any and all By-Laws of the Corporation.

    NINTH:    All persons who the Corporation is empowered
to indemnify pursuant to the provisions of Section 145 of the General Corporation Law of the State of Delaware (or any similar provision or provisions of applicable law at the time in effect), shall be indemnified by the Corporation to the full extent permitted thereby. The foregoing right of indemnification shall not be deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. No repeal or amendment of this Article NINTH shall adversely affect any rights of any person pursuant to this Article NINTH which existed at the time of such repeal or amendment with respect to acts or omissions occurring prior to such repeal or amendment.

    TENTH:    No director of the Corporation shall be personally liable to the
Corporation or its stockholders for any monetary damages for breaches of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit. No repeal or amendment of this Article TENTH shall adversely affect any rights of any person pursuant to this Article TENTH which existed at the time of such repeal or amendment with respect to acts or omissions occurring prior to such repeal or amendment.

    The undersigned incorporator hereby affirms that the statements made herein are true under penalties of perjury, and is hereby executing this Certificate of Incorporation this 2nd day of June, 1992.

                                                        (L.S.)
                             ---------------------------
                             RALPH D. MOSLEY, JR.

                               CERTIFICATE OF AMENDMENT

                                        OF THE

                             CERTIFICATE OF INCORPORATION

                                          OF

                              AMERICAN CINEMASOUNDS INC.



                     -------------------------------------------
                      Adopted in accordance with the provisions
                      of Section 242 of the General Corporation
                             Law of the State of Delaware
                     -------------------------------------------


    The Undersigned, President and Secretary of AMERICAN CINEMASOUNDS INC. (the "Corporation"), a corporation existing under the laws of the State of Delaware, does hereby certify as follows:

    FIRST: That the Certificate of Incorporation of said Corporation has been amended as follows by striking out the whole of Article FIRST thereof as it now exists and inserting in lieu and instead thereof a new Article FIRST, reading as follows:

         "FIRST: The name of the Corporation is:
                        AMERICAN CINEMA STORES INC."

    SECOND:  That the Certificate of Incorporation of said

Corporation has been further amended as follows by striking out the whole of Article FOURTH thereof as it now exists and inserting in lieu and instead thereof a new Article FORTH, reading as follows:

         "FOURTH: the total number of shares of capital stock which the Corporation shall have authority to issue is Three Hundred Thousand (300,000) shares of Common Stock, $.01 par value per share.

    THIRD:    That such amendments have been duly adopted by the unanimous written consent of all of the stockholders entitled to vote in accordance with the provisions of Section 228 of the Delaware General Corporation Law.

    IN WITNESS HEREOF, we have signed this Certificate as of this 9th day of February, 1993.


                                  -------------------------
                                  Steve Natale, President


ATTEST:


-------------------------
Michael Loshin, Secretary

                               CERTIFICATE OF AMENDMENT

                                        OF THE

                             CERTIFICATE OF INCORPORATION

                                          OF

                              AMERICAN CINEMASOUNDS INC.


                     -------------------------------------------
                      Adopted in accordance with the provisions
                      of Section 241 of the General Corporation
                             Law of the State of Delaware
                     -------------------------------------------

    The undersigned, being the sole incorporator of AMERICAN CINEMASOUNDS INC. (the "Corporation"), a corporation existing under the laws of the State of Delaware, does hereby certify as follows:

    FIRST: That the Certificate of Incorporation of said Corporation has been amended as follows by striking out the whole of Article FIRST thereof as it now exists and inserting in lieu and instead thereof a new Article FIRST, reading as follows:

         "FIRST: The name of the Corporation is:
                        AMERICAN CINEMA STORES INC."

    SECOND: That the Certificate of Incorporation of said Corporation has been further amended as follows by striking out the whole of Article FOURTH thereof as it now exists and inserting in lieu and instead thereof a new Article FORTH, reading as follows:

         "FOURTH: the total number of shares of capital stock which the Corporation shall have authority to issue is Three Hundred Thousand (300,000) shares of Common Stock, $.01 par value per share.

    THIRD:    That the Corporation has not received any payment for any of its stock and that such amendments have been duly adopted by the written consent of the sole incorporator of the Corporation in accordance with the provisions of
Section 241 of the General Corporation Law of the State of Delaware.

    The undersigned incorporator affirms, under the penalties of perjury, that the foregoing instrument is the act and deed of the Corporation and the facts stated therein are true.

Dated: February 9, 1993

                                  ------------------------
                                  Ralph D. Mosley, Jr.
                                  Sole Incorporator

                               CERTIFICATE OF CORRECTION
                                          OF
                               CERTIFICATE OF AMENDMENT
                                          OF
                            OF AMERICAN CINEMA STORES INC.

    It is hereby certified that:

    1.   The name of the corporation is American Cinema Stores Inc.

    2. The Certificate of Amendment of Certificate of Incorporation of American CinemaSounds Inc. changing the name to American Cinema Stores Inc. and increasing the total number of authorized shares of capital stock to 300,000 shares of Common Stock, $.01 par value, which was filed with the Secretary of State of Delaware on February 10, 1993, is hereby corrected.

    3.   The defect to be corrected in said instrument is as follows:

    The sole incorporator of the Corporation was mistaken about the status of the issuance of capital stock of the Corporation at the time he filed the aforementioned amendment. The Corporation had received payment for a portion of its stock prior to February 9, 1993. Therefore, the amendment, which was approved by the stockholders in accordance with Section 228 of the Delaware Corporation Law as of February 8, 1993, should have been adopted in accordance with Section 242 and not Section 241 as filed.

    4. The instrument in its corrected form attached hereto as Exhibit A shall be the Certificate of Amendment of the Certificate of Incorporation as filed on February 10, 1993.

Dated: April 1, 1993


                                  ---------------------------
                                  Steve Natale, President



ATTEST:



---------------------------
Michael Loshin, Secretary

                               CERTIFICATE OF AMENDMENT

                                        OF THE

                             CERTIFICATE OF INCORPORATION

                                          OF

                              AMERICAN CINEMASTORES INC.

                     -------------------------------------------
                      Adopted in accordance with the provisions
                      of Section 242 of the General Corporation
                             Law of the State of Delaware
                     -------------------------------------------


    WE, the President and Secretary of American CinemaStores Inc. (the "Corporation"), a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

    FIRST:    That the Certificate of Incorporation of said Corporation has been amended as follows by striking out the whole of Article FIRST thereof as it now exists and inserting in lieu and instead thereof a new Article FIRST, reading as follows:

         "FIRST:   The name of the Corporation is:

                   American CinemaStores Inc."

    SECOND:   That the Certificate of Incorporation of said Corporation has been further amended as follows by striking out the whole of Article FOURTH thereof as it now exists and inserting in lieu and instead thereof a new Article FOURTH, reading as follows:

              "FOURTH: the total number of shares of capital stock which the Corporation shall have authority to issue is Fifteen Million (15,000,000) shares of Common Stock, $.001 par value per share."

    THIRD: That such amendments have been duly adopted by the unanimous written consent of all of the stockholders entitled to vote in accordance with the provisions of Section 228 of the Delaware General Corporation Law.


    IN WITNESS WHEREOF, we have signed this Certificate this 2nd day of April, 1993.

                                    --------------------------
                                     Steve Natale, President

ATTEST:


---------------------------
  Michael Loshin, Secretary

                               CERTIFICATE OF AMENDMENT

                                        OF THE

                             CERTIFICATE OF INCORPORATION

                                          OF

                              AMERICAN CINEMASTORES INC.

                     -------------------------------------------
                      Adopted in accordance with the provisions
                      of Section 242 of the General Corporation
                             Law of the State of Delaware
                     -------------------------------------------

         WE, the President and Secretary of American Cinemastores, Inc. (the "Corporation"), a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

         FIRST: That the Certificate of Incorporation of said Corporation has been amended as follows by striking out the whole of Article FOURTH thereof as it now exists and inserting in lieu and instead thereof a new Article FOURTH, reading as follows:

              "FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is twenty million (20,000,000) shares, of which fifteen million (15,000,000) shares shall be Common Stock, par value $.001 per share, and five million (5,000,000) shares shall be Preferred Stock, par value

         $.01 per share.

              The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby expressly authorized to provide, by resolution or resolutions duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series.

         The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determining the following:

              (a) the designation of such series, the number of shares to constitute such series and the stated value, if different from the par value thereof;

              (b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

              (c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of Preferred Stock;

              (d) whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

              (e) the amount or amounts payable with respect to the shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

              (f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relating to the operation thereof;

              (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

              (h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, or upon the purchase, redemption or other acquisition by the Corporation of, shares of Common Stock or shares of stock of any other class or any other series of Preferred Stock;

              (i) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issuance of any additional stock, including additional shares of such series or any other series of Preferred Stock or of any other class; and

              (j) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

              The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.

         SECOND: That such amendment has been duly adopted by the written consent of the holders of a majority of the issued and outstanding stock of the Corporation entitled to a vote in accordance with the provisions of
    Section 228 of the Delaware General Corporation Law. Notice of the taking of the foregoing action without a meeting by less than unanimous written consent has been given in accordance with Section 228 of the Delaware General Corporation Law to those stockholders who have not consented in writing.

                   IN WITNESS WHEREOF, we have signed this Certificate this 18 day of November, 1993.



                                       ------------------------------
                                       Steven Natale, President


ATTEST:

-------------------------------
    Gil Champion, Secretary

                               CERTIFICATE OF AMENDMENT

                                        OF THE

                             CERTIFICATE OF INCORPORATION

                                          OF

                              AMERICAN CINEMASTORES INC.



                     -------------------------------------------
                      Adopted in accordance with the provisions
                      of Section 242 of the General Corporation
                             Law of the State of Delaware
                     -------------------------------------------



         The Undersigned, President of American CinemaStores Inc. (the "Corporation"), a corporation existing under the laws of the State of Delaware, does hereby certify as follows:

         FIRST: That the Certificate of Incorporation of said Corporation has been amended as follows by striking out the first paragraph of Article FOURTH thereof as it now exists and inserting in lieu and instead thereof a new first paragraph of Article FOURTH, reading as follows:

                   "FOURTH:  The total number of shares of capital stock with the Corporation shall have authority to issue is thirty-five million (35,000,000), of which 30,000,000 shares shall be classified as common stock, having a par value $0.001 per share, and 5,000,000 shares shall be classified as Preferred stock, having a par value $0.01 per share."

         SECOND: That at the annual meeting of stockholders, duly called and held, upon notice, in accordance with Section 222 of the Delaware General Corporation Law, such amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law by the affirmative vote of the holders of a majority of the stock entitled to vote at such meeting.

              IN WITNESS WHEREOF, I have signed this Certificate this as of the 25th day of October, 1996.

                                       /s/ Steven Natale
                                       -------------------------
                                        Steven Natale, President